Exhibit 99.4

Report of Independent Auditors

Board of Directors and Stockholders

Sanchez Energy Corporation

Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the working interests in oil and natural gas producing properties acquired (the “Cotulla Assets”) by Sanchez Energy Partners and subsidiaries (the “Company”) on May 31, 2013 from Hess Corporation for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the results of operations of the Cotulla Assets.

Auditor’s Responsibility

Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and direct operating expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statements of revenues and direct operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statements of revenues and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Cotulla Assets for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Houston, Texas
May 31, 2013

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on May 31, 2013 from Hess Corporation

(in thousands)

	For the
	Three Months Ended		For the Year Ended
	March 31,		December 31,
	2013	2012	2012	2011
	(Unaudited)
Revenues	$32,919	$16,423	$101,970	$18,662
Direct operating expenses:
Oil and natural gas production expenses	15,823	5,877	50,743	13,678
Production and ad valorem taxes	1,753	785	5,397	908
Total direct operating expenses	17,576	6,662	56,140	14,586

Excess of revenues over direct operating expenses	$15,343	$9,761	$45,830	$4,076

The accompanying notes are an integral part of these statements of revenues and direct operating expenses.

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on May 31, 2013 from Hess Corporation

Notes to the Financial Statements

Note 1. The Properties

On March 18, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) entered into a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas (the “Properties”) from Hess Corporation (“Hess”) for approximately $265 million in cash, subject to customary adjustments.  The closing of this transaction was completed on May 31, 2013 for an aggregate adjusted purchase price of $280.4 million, subject to customary post-closing adjustments.

Note 2. Basis of Presentation

During the periods presented, the Properties were not accounted for or operated as a separate division by Hess.  Certain costs, such as depreciation, depletion and amortization, accretion, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Hess’s net working interest in the properties acquired for the year ended December 31, 2012 and 2011 and the three months ended March 31, 2013 and 2012 and are presented on the accrual basis of accounting.  The revenues and direct operating expenses presented herein relate only to the interest in the producing oil and natural gas properties acquired and do not represent all of the oil and natural gas operations of Hess, the other owners, or other third party working interest owners.  Depreciation, depletion and amortization, accretion, general and administrative expenses, interest and corporate income taxes have been excluded.  The financial statement presented are not indicative of the results of operations of the properties described above going forward due to changes in the business and inclusion of results for a full year.

The Company reviewed events occurring after the date of the latest financial statement which could affect the Properties’ results of operations for the period.  The Company reviewed and evaluated events through May 31, 2013, the date these financial statements were available to be issued.

Note 3. Commitments and Contingencies

Pursuant to the terms of the definitive agreement between the Company and Hess, any claims, litigation or disputes pending as of the effective date (March 1, 2013) and any matters arising in connection with ownership of the Properties prior to the effective date are retained by Hess.  Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenue and direct operating expenses.

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on May 31, 2013 from Hess Corporation

Supplemental Oil and Natural Gas Information

(Unaudited)

Oil and Natural Gas Reserve Information

Proved oil, natural gas liquids (“NGLs”) and natural gas reserve quantities are based on estimates prepared by the Ryder Scott Company L.P. and from information provided by Hess, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  Prior year reserve data was calculated using only production and new discovery quantities and valuation. The following reserve data represents estimates only and should not be considered exact:

	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2010	—	—	—	—
Extensions and discoveries	10,765	2,015	20,035	16,118
Production	(191)	(19)	(174)	(239)
Balance as of December 31, 2011	10,574	1,996	19,861	15,879
Production	(945)	(142)	(1,044)	(1,261)
Balance as of December 31, 2012	9,629	1,854	18,817	14,618

Proved developed reserves:
As of December 31, 2011	5,491	1,058	12,046	8,556
As of December 31, 2012	4,546	916	11,002	7,295

Proved undeveloped reserves:
As of December 31, 2011	5,083	938	7,815	7,323
As of December 31, 2012	5,083	938	7,815	7,323

Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification (“ASC”) 932.  The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties acquired by the Company, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.  An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

For the December 31, 2012 and 2011 calculations in the following table, estimated future cash inflows were based on the average prices during the 12-month period prior to the ending date of the period covered in the report, determined as the unweighted arithmetic average of the prices in effect on the first-day-of-the month for each month within such period, unless prices were defined by contractual arrangements. The pricing used for the estimates of the Company’s reserves of oil and condensate as of December 31, 2012 and 2011 was based on an unweighted twelve month West Texas Intermediate posted price of $92.63, respectively. For NGLs, the average price was based on an unweighted twelve month Mt. Belvieu posted price of $38.71 as of December 31, 2012 and 2011, respectively.  For natural gas the average price was based on an unweighted twelve month Henry Hub spot natural gas price average of $2.95 as of December 31, 2012 and 2011, respectively.  Operating costs, production and

Statements of Revenues and Direct Operating Expenses

Of the Oil and Natural Gas Properties Sanchez Energy Corporation

Purchased on May 31, 2013 from Hess Corporation

Supplemental Oil and Natural Gas Information

(Unaudited)

ad valorem taxes and future development costs are based on current costs with no escalation in future years.  Future income taxes are calculated at the statutory federal income tax rate of 35%.  The estimated future net cash flows are then discounted at a rate of 10%.  No deduction has been made for general and administrative expense, interest expense or depreciation, depletion and amortization.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves associated with the Properties (in thousands):

	As of December 31,
	2012	2011
Standardized Measure

Future cash inflows	$1,070,505	$1,172,475
Future production costs	(331,885)	(388,024)
Future development costs	(176,356)	(176,356)
Future income taxes	(181,257)	(197,298)
Discount to present value at 10% annual rate	(174,455)	(193,869)
Standardized measure of discounted future net cash flows	$206,552	$216,928

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the years ended December 31, 2012 and 2011, respectively (in thousands):

	Year Ended December 31,
	2012	2011
Summary of Changes

Balance, beginning of period	$216,928	$—

Sales of oil and gas - net of production costs	(45,830)	(4,076)
Extensions and discoveries	—	326,725
Net change in income taxes	6,656	(105,721)
Accretion of discount	21,693	—
Other - net	7,105	—
Net change	(10,376)	216,928

Balance, end of period	$206,552	$216,928